SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                OCTOBER 22, 1997

                          GUARDIAN INTERNATIONAL, INC.
                 (Formerly Everest Security Systems Corporation,
  formerly Everest Funding Corporation, formerly Burningham Enterprises, Inc.)
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             (Exact name of the registrant as specified in charter)

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
           NEVADA                                0-28490                                58-1799634
----------------------------    --------------------------------------            ------------------------
(State of Incorporation)                (Commission File Number)                  (I.R.S. Employer ID No.)

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             3880 NORTH 28TH TERRACE, HOLLYWOOD, FLORIDA 33020-1118
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                    (Address of principal executive offices)
                         Telephone Number (954) 926-5200









                                      NONE

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             (Former name or address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See discussions under Item 5. Upon consummation of the Transactions, and together with shares of Guardian already owned by Westar, Westar will own approximately 37% of Guardian (on a fully-diluted basis). In connection with the Transactions, Westar, Guardian and Harold, Richard, Sheilah, and Rhonda Ginsburg (the "Ginsburgs") who, prior to the Transactions, beneficially owned an excess of the majority of the Class A Common Stock of Guardian, entered into a Stockholders Agreement filed herewith as Exhibit 7(c)(iii). Also in connection with the Transactions, Guardian and Westar entered into a Registration Rights Agreement filed herewith as Exhibit 7(c)(ii).

ITEM 5.  OTHER EVENTS

Guardian International, Inc. ("Guardian") (OTC: GIIS) announced on October 15, 1997, that Westar Capital, Inc., a wholly-owned subsidiary of Western Resources, Inc. ("Western") (NYSE: WR), executed definitive agreements to acquire approximately 37 percent of the equity of Guardian (the "Transactions").

The proceeds of the $7.5 million investment will be used to pay down long term debt, for acquisitions, and for other corporate purposes.

Westar Capital will purchase 2,500,000 newly issued shares of common stock and 1,875,000 shares of newly issued 9 3/4 percent convertible cumulative preferred stock. The preferred stock is convertible to common stock on a share for share basis. As part of the transaction, Guardian will expand its board of directors to eight members, with two members appointed by Westar Capital.

Guardian provides alarm monitoring services as well as design, installation and service of quality security and fire alarm systems throughout Florida to over 12,000 of its own subscribers as well as provides monitoring services to an additional 16,000 wholesale subscribers. Guardian is currently ranked 90 in the SDM Magazine listing of the top 100 companies in the industry according to 1996 revenues. Guardian is also an active participant in acquiring monthly account revenue through its acquisition programs.

Guardian trades on the NASD Bulletin Board under the symbol "GIIS".


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ITEM 7 .  FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

         (1) Stock Subscription Agreement dated as of October 14, 1997
         (2) Registration Rights Agreement dated as of October 21, 1997
         (3) Stockholders Agreement dated as of October 21, 1997
         (4) Form of Certificate of Amendment to the Articles of Incorporation
         (5) Form of Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Preferred Stock

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   Guardian International, Inc.


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

SIGNATURE                           TITLE                                       DATE
---------                           -----                                       ----

/s/  Richard Ginsburg               President, Chief Executive Officer          October 22, 1997
---------------------------           and Director
Richard Ginsburg


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


                                 EXHIBIT INDEX


EXHIBIT
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(1) Stock Subscription Agreement dated as of October 14, 1997
(2) Registration Rights Agreement dated as of October 21, 1997
(3) Stockholders Agreement dated as of October 21, 1997
(4) Form of Certificate of Amendment to the Articles of Incorporation
(5) Form of Certificate of the Designations, Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Preferred Stock